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                                                                  EXHIBIT 4.3.4


                               FIFTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                  This Fifth Amendment to Amended and Restated Credit Agreement (this "Amendment" or the "Fifth Amendment"), dated as of June 5, 2002 (the "Amendment Date"), is made by and among: (i) O2wireless Solutions, Inc., a Georgia corporation, f/k/a Clear Holdings, Inc. ("Parent"); (ii) O2wireless, Inc., a Georgia corporation, f/k/a Clear Communications Group, Inc. ("Borrower"), individually and as successor-by-merger to TWR Telecom, Inc., a Texas corporation ("Telecom"); (iii) O2wireless Lighting, Inc., a Texas corporation, f/k/a TWR Lighting, Inc. ("Lighting"); (iv) O2wireless Systems Group, Inc., an Illinois corporation, f/k/a Communications Consulting Services, Inc. ("Systems Group"), individually and as successor-by-merger to Cellular Technology, Inc., a Missouri corporation ("CTI"); (v) O2wireless Deployment, Inc., a Georgia corporation ("Deployment"), individually and as successor-by-merger to (A) ISDC, Inc., a Georgia corporation ("ISDC"), (B) Communications Development Systems, Inc., ("CDS"), and (C) Specialty Drilling, Inc., a Texas corporation ("SDI"); (vi) O2wireless Site Development, Inc., a Georgia corporation ("Site Development"), individually and as successor-by-merger to (A) Clear Program Management, Inc., a Georgia corporation ("CPM"); and (B) Clear Tower Corporation, a Georgia corporation ("CTC"); (vii) Young & Associates, Inc., a Nevada corporation ("Young"); (viii) O2wireless North Carolina, Inc., a North Carolina corporation, f/k/a Cardinal Engineering, Inc. ("North Carolina") (Parent, Lighting, Systems Group, Deployment, Site Development, Young and North Carolina hereinafter sometimes called, collectively, "Current Affiliate Guarantors" or, individually a "Current Affiliate Guarantor"); and (ix) Wachovia Bank, N.A. a national banking association (in its individual capacity, "Wachovia"), (A) as a Lender (as hereinafter defined), (B) as successor-in-interest to First Union National Bank, a national bank ("FUNB"), and (C) as agent for itself and each other Lender from time to time party to the Credit Agreement defined below (Wachovia, acting in such capacity, hereinafter sometimes called "Agent"), for the purpose of amending that certain Amended and Restated Credit Agreement (as amended to date, the "Credit Agreement"), dated as of September 29, 2000 (the "Closing Date"), originally made among FUNB, Wachovia, Agent, Parent, Borrower, Telecom, Lighting, CTI, CPM, CTC, ISDC, CDS, SDI and Rooker Tower Company, a Tennessee corporation ("Rooker"). Capitalized terms used in this Amendment, and not otherwise expressly defined herein, shall have the meanings given to such terms the Credit Agreement, as amended hereby. Subsequent to the Closing Date, (i) Rooker was dissolved and its assets were contributed to Borrower, (ii) Systems Group became an Affiliate Guarantor pursuant to a Joinder Agreement, dated as of June 30, 2000, made by Systems Group in favor of Agent and Lenders; (iii) Young became an Affiliate Guarantor pursuant to a Joinder Agreement, dated as of December 20, 2000, made by Young in favor of Agent and Lenders; (iii) Site Development became an Affiliate Guarantor by virtue of its merger with each of CPM and CTC, effective on December 29, 2000; (iv) Deployment became an Affiliate Guarantor by virtue of its merger with each of ISDC, CDS and SDI, effective on December 29, 2000; and (v) North Carolina became an Affiliate Guarantor pursuant to a Joinder Agreement, dated as of January 24, 2001, made by North Carolina in favor of Agent and Lenders.


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                                   RECITALS:

                  WHEREAS, Wachovia, as sole Lender and Agent, has agreed with Borrower to modify certain terms and conditions of the Credit Agreement; and

                  WHEREAS, all Current Affiliate Guarantors will obtain direct and material economic benefits from this Amendment being made, and have agreed to join with Borrower in executing this Amendment in order to confirm their continuing credit support to Borrower in respect thereof; and

                  NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Borrower and Current Affiliate Guarantors (sometimes hereinafter called, collectively, the "Loan Parties" and, individually a "Loan Party"), together with Wachovia, as sole Lender and Agent, each intending to be legally bound, hereby acknowledge, covenant and agree as follows:

         1. Definitions. In addition to terms defined in the Credit Agreement and used in this Amendment as defined therein, and terms elsewhere defined in this Amendment, the following terms, as and when used in the Credit Agreement, henceforth shall have the meanings assigned to such terms hereinbelow (and such terms, together with all other terms elsewhere defined in this Amendment, shall be deemed expressly incorporated by reference into
Section 10.1 of the Credit Agreement and made an integral part thereof in the appropriate alphabetical order) effective as of the Amendment Date:

         (i)      the "Borrowing Limitation" definition appearing in Section
10.1 shall be changed in its entirety to read as follows:

                  "Borrowing Limitation" shall mean an amount equal to the lesser of (A) the Borrowing Base; or (B) $9,668,000, reducing, however, to (i) $9,318,000, on May 20, 2002, (ii) $9,068,000, on July
         1, 2002, and (iii) subsequent to July 1, 2002, to $9,068,000 minus the sum of $250,000 per month, effective on the first day of each succeeding calendar month; e.g., said amount shall reduce to $8,818,000 effective on August 1, 2002; the foregoing to be accompanied by mandatory reductions in the Revolving Loans then outstanding of not less than $350,000, to be made on May 20, 2002, and not less than $250,000 per month, to be made beginning on the first day of July, 2002, and continuing on the first day of each succeeding calendar month thereafter; and reducing to zero (0) on the Expiry Date.

         (ii) the "Expiry Date" definition appearing in Section 10.1 shall be changed, in its entirety, to read as follows:

                  "Expiry Date" means November 15, 2002.


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         (iii)    there shall be deemed added to Section 10.1 of the Credit
Agreement, in the appropriate alphabetical order, a new definition, to read as follows:

                  "Fourth Amendment" shall mean the Fourth Amendment, dated as of May 20, 2002, amending this Agreement.

         2. No More Loans. The terms of Section 2 of the Fourth Amendment, pertaining to the termination of the Revolving Loan Commitment, are incorporated by reference herein and made an integral part hereof, as a restatement thereof for clarity.

         3. EBITDA. In reference to Section 3 of the Fourth Amendment, the terms of which are likewise incorporated by reference herein and made an integral part hereof, the suspension of Borrower's compliance with Section 4.2(F) of the Credit Agreement referenced therein shall be permitted by Lenders to be continued through the Fiscal Quarter ending September 30, 2002, in addition to the Fiscal Quarter ending June 30, 2002, so long as Borrower's EBITDA for each such Fiscal Quarter, adjusted as reflected in the last sentence of this Section 3, is at least $1.00; provided, however, that, in the event that EBITDA for a Fiscal Quarter, as so adjusted, is less than $1.00, the suspension of Borrower's compliance with Section 4.2(f) of the Credit Agreement referenced therein shall be permitted by Lenders to be continued through the Fiscal Quarter ending September 30, 2002, so long as and provided that Baran makes cash available to Borrower, either in the form of an equity contribution or one or more subsequent disbursements of the Baran Loan, as that term is defined in Section 5 below (separate and apart, however, from the initial disbursement of the Baran Loan), in an amount equal to the amount necessary to cause EBITDA for such Fiscal Quarter to be at least $1.00 or, solely for the Fiscal Quarter ending June 30, 2002, the sum of $3,000,000, if the lesser amount (but no such limitation shall apply in respect of the Fiscal Quarter ending September 30, 2002), with such cash to be made available to Borrower as soon as practicable after, but not later than thirty (30) days after, the end of such Fiscal Quarter; and provided, further, that Borrower provides documentary evidence to such effect to the Agent coincident with such cash being made available to Borrower. For purposes of determining Borrower's compliance herewith, there shall be added back to EBITDA for the Fiscal Quarters ended June 30, 2002 and September 30, 2002 any non-cash restructuring expenses incurred during such period and any accrued, but unpaid fees payable to Baran (as that term is hereinafter defined) during such period, in each case, to the extent deducted in computing net income for such period; but, any cash restructuring expenses incurred during such period and any cash fees paid to Baran during such period (including, but not limited to, those permitted to be paid pursuant to Section 4 below) shall not be added back to EBITDA.

         4. Merger. Lender acknowledges receipt of notice from Borrower that, effective not later than the Amendment Date, Borrower intends to enter into a merger agreement (herein, together with all material documents to be executed in connection therewith, the "Baran Merger Agreement") with Baran Acquisition Sub, Inc., a Georgia corporation ("Baran"), pursuant to which as soon as practicable but in any event on or prior to December 31, 2002, Borrower intends to merge with and into Baran (the "Baran Merger") resulting in, among other things, a change of control of Borrower under the terms of Section 6.1(O) of the Credit Agreement, constituting an Event of Default. Lender has agreed with Borrower to forbear from taking action in respect of the Default occasioned by Borrower's entry into the Baran Merger Agreement and to waive the Event of Default caused by the Merger actually occurring so long as and provided


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that (i) Lender shall have had an opportunity to review and approve the terms of the Baran Merger Agreement prior to its becoming effective (which approval shall be evidenced by Lender's execution hereof) and (ii) the Credit Agreement is terminated and all Obligations are fully paid and satisfied before, or simultaneously with (but not later than the effective date of) the Baran
Merger being consummated. Lender further consents to and agrees that, during the period between the Amendment Date and the date on which the Baran Merger is consummated, Borrower may pay, and Baran may receive, cash consulting fees not to exceed $40,000 per month, so long as and provided that no Event of Default or Default then exists or otherwise would be caused by any such payment being made.

         5. Subordinated Indebtedness. Lender further acknowledges receipt of notice from Borrower that, effective on the Amendment Date, Borrower intends to enter into a note purchase agreement, loan agreement or similar agreement with Baran (herein, together with all material documents to be executed in connection therewith, the "Baran Loan Agreement"), pursuant to which Borrower intends to borrow initially from Baran on the date hereof the principal sum, in cash, of $5,000,000 (such initial amount, plus any other, subsequent amounts that Borrower may borrow from Baran pursuant thereto, herein called, collectively, the "Baran Loan"), the entire amount of which Baran Loan shall be secured by a Lien (subordinate to Agent's Lien) to be granted on all or certain assets of Borrower and the Affiliate Guarantors (the "Baran Lien"). Lender hereby consents to the borrowing by Borrower of the Baran Loan and the granting by Borrower and the Affiliate Guarantors to Baran of the Baran Lien so long as and provided that (i) Agent shall have had the opportunity to review and approve all terms of the Baran Loan Agreement prior to its becoming effective, which approval shall be evidenced by Lender's execution of the subordination agreement with Baran referenced in clause (iii) below; (ii) the entire proceeds of the initial disbursement ($5,000,000) of the Baran Loan are made and disbursed to Borrower, in full, on the Amendment Date, thereafter to be used by Borrower for its working capital needs and, as may be required under
Section 1 above, in respect of the Borrowing Limitation, to repay Revolving Loans; and (iii) Baran shall have executed a subordination agreement with Agent on the Amendment Date, in form and content acceptable to Agent in its sole discretion, pursuant to which Baran shall subordinate its rights, Liens and claims against Borrower and the Affiliate Guarantors arising under the Baran Loan Agreement and the Baran Merger Agreement to those of Agent and Lenders against Borrower and the Affiliate Guarantors arising under the Credit Agreement.

         6. Certain Representations And Warranties Of Loan Parties. Each Loan Party represents and warrants to Wachovia as the Agent and sole Lender as further inducements to its entry into this Amendment that: (a) it has the power and authority to enter into, deliver and to perform this Amendment and any Loan Documents to be executed and delivered in connection herewith (herein, "Amendment Documents"), and to incur any obligations provided for in this Amendment and any Amendment Documents, all of which have been duly authorized and approved in accordance with its corporate documents; (b) it has obtained all consents or approvals from any Person necessary to permit it to enter into and perform under the amendment Documents without its being in violation of any material agreements with such Persons; (c) this Amendment, together with all Amendment Documents, shall constitute, when executed, its valid and legally binding obligations in accordance with their respective terms; (d) except with respect to events or circumstances occurring subsequent to the date thereof and known to the Agent and the Lenders, all representations and warranties made by it in the Credit Agreement remain true


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and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein; (e) its obligations under the Credit Agreement and the other Loan Documents remain valid and enforceable obligations, and the execution and delivery of the Amendment and the other Amendment Documents shall not be construed as a novation of the Credit Agreement or any of the other Loan Documents; (f) as of the date hereof, it has no knowledge of any offsets, counterclaims or defenses existing in its favor in respect of the payment of any of the Obligations; and (g) as of the date hereof, after giving effect hereto, it has no knowledge that any Default or Event of Default exists; and
(h) it owns no Domestic Subsidiaries which are not Loan Parties. Each Loan
Party further relieves and releases Wachovia, as Agent and sole Lender, and Wachovia's directors, officers, agents and other representatives, from any liability for any action taken (or omitted to be taken) by any thereof in respect of, pursuant to, or in connection with, this Amendment, the Credit Agreement or any Loan Document.

         7.       Miscellaneous.

                  (a) Reference to Agreement and Note. This Amendment shall become effective upon its execution and all other Amendment Documents (if any) by all parties hereto and thereto. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement" and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Effect on Loan Documents. Except as specifically amended above, the Credit Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents, except as otherwise expressly provided herein.

                  (d) Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including (A) the costs and expenses incurred by the Agent in conducting and completing its field audit, as contemplated in the First Amendment, and (B) the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect hereto. All such fees and charges, if not paid promptly when due, may be charged directly as Revolving Loans.

                  (e) No Novation. Nothing contained herein is intended, or shall be construed, to constitute a novation of the Credit Agreement or any Loan Document.

                  (f) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflict of law provisions.

                  (g)      Loan Document. This Amendment constitutes a Loan
Document.


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                  IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.


                                    "BORROWER"


                                    O2 WIRELESS, INC.
                                    f/k/a CLEAR COMMUNICATIONS GROUP, INC.


                                    By: /s/ Andrew D. Roscoe
                                       --------------------------------------
                                       Name: Andrew D. Roscoe
                                       Title: President & CEO


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
                                    "CURRENT AFFILIATE GUARANTORS"


                                    O2WIRELESS SOLUTIONS, INC.
                                    f/k/a CLEAR HOLDINGS, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Andrew D. Roscoe
                                       President, Chairman & CEO


                                    O2 WIRELESS LIGHTING, INC.
                                    f/k/a TWR LIGHTING, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Andrew D. Roscoe
                                       President & CEO


                                    O2 WIRELESS SYSTEMS GROUP, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Andrew D. Roscoe
                                       President & CEO

                                    O2 WIRELESS SITE DEVELOPMENT, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Andrew D. Roscoe
                                       President & CEO


                                    O2 WIRELESS DEPLOYMENT, INC.


                                    By: /s/ Andrew D. Roscoe
                                      -----------------------------------------
                                        Andrew D. Roscoe
                                        President & CEO


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                                    YOUNG & ASSOCIATES, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Andrew D. Roscoe
                                       President & CEO


                                    O2 WIRELESS NORTH CAROLINA, INC.


                                    By: /s/ Andrew D. Roscoe
                                       ----------------------------------------
                                       Andrew D. Roscoe
                                       President & CEO


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                                    "LENDERS" AND "AGENT"

                                    WACHOVIA BANK, N.A., as
                                    Agent and sole Lender


                                    By: /s/ William W. Teegarden
                                       ----------------------------------------
                                       Name: William W. Teegarden
                                       Title: Senior Vice President


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